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                                                                   EXHIBIT 10.42


                                SERVICE AGREEMENT
                   APPLICABLE TO TRANSPORTATION OF NATURAL GAS
                             UNDER RATE SCHEDULE FT

                  AGREEMENT made as of this May 15, 1996, by and between CNG TRANSMISSION CORPORATION, a Delaware corporation, hereinafter called "Pipeline," and NASHVILLE GAS COMPANY, a division of Piedmont Natural Gas Company, Inc., a North Carolina company, hereinafter called "Customer."

                  WHEREAS, on October 4, 1993, Pipeline and Rochester Gas and Electric Corporation ("RG&E") entered into a Marketing Agreement that was designed to permit Pipeline to assist RG&E in marketing RG&E's on-system storage demand and capacity, and related transportation capacity on Pipeline;

                  WHEREAS, Pipeline and Customer have agreed that Customer will acquire on a permanent basis a part of the RG&E capacity;

                  Now, THEREFORE, WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I
                                   QUANTITIES

         A. Commencing on November 1, 1996 and thereafter during the months of November through March for the remaining term of this agreement, Pipeline will transport for Customer, on a firm basis, and Customer may furnish, or cause to be furnished, to Pipeline natural gas for such transportation, and Customer will accept, or cause to be accepted, delivery from Pipeline of the quantities Customer has tendered for transportation.


         B. The maximum quantities of gas which Pipeline shall deliver and which Customer may tender shall be as set forth on Exhibit A, attached hereto.





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                                   ARTICLE II
                                      RATE


         A. Commencing November 1, 1996, and thereafter during the months of November through March for the remaining term of the agreement, Customer shall pay Pipeline for transportation services rendered pursuant to this Agreement, the maximum rates and charges provided under Rate Schedule FT set forth in Pipeline's effective FERC Gas Tariff, including applicable surcharges and the Fuel Retention Percentage.

         B. Pipeline shall have the right to propose, file and make effective with the Federal Energy Regulatory Commission or any other body having jurisdiction, revisions to any applicable rate schedule, or to propose, file, and make effective superseding rate schedules for the purpose of changing the rate, charges, and other provisions thereof effective as to Customer; provided, however, that (i) Section 2 of Rate Schedule FT "Applicability and Character of Service," (ii) term (iii) quantities, and (iv) points of receipt and points of delivery shall not be subject to unilateral change under this Article. Said rate schedule or superseding rate schedule and any revisions thereof which shall be filed and made effective shall apply to and become a part of this Service Agreement. The filing of such changes and revisions to any applicable rate schedule shall be without prejudice to the right of Customer to contest or oppose such filing and its effectiveness.

         C. Notwithstanding Paragraph II.A., above, Customer's agreement to pay the maximum rates and charges under Rate Schedule FT is subject to a cap which limits the overall monthly rate, exclusive of any penalty, to be paid by Customer for service under this Agreement, to an amount not to exceed an increase in applicable rates and charges at the rate of three percent (3%) per annum from November 1,1996


                                   ARTICLE III
                                TERM OF AGREEMENT

                  Subject to all the terms and conditions herein, this Agreement shall be effective as of November 1, 1996, and shall continue in effect for a primary term through and including March 31, 2003, and thereafter for the same five-month period in each subsequent year, until either party terminates this Agreement by giving written notice to the other at least twelve months prior to the start of a winter season term.

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                                   ARTICLE IV
                         POINTS OF RECEIPT AND DELIVERY

                  The Points of Receipt and Delivery and the maximum quantities for each point for all gas that may be received for Customer's account for transportation by Pipeline shall be as set forth on Exhibit A, attached hereto.


                                    ARTICLE V
                 INCORPORATION BY REFERENCE OF TARIFF PROVISIONS

                  To the extent not inconsistent with the terms and conditions of this Agreement, the following provisions of Pipeline's effective FERC Gas Tariff, and any revisions thereof that may be made effective hereafter are hereby made applicable to and a part hereof by reference:

         1. All of the provisions of Rate Schedule FT, or any effective superseding rate schedule or otherwise applicable rate schedule; and

         2. All of the provisions of the General Terms and Conditions, as they may be revised or superseded from time to time.


                                   ARTICLE VI
                                  MISCELLANEOUS

         A. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto; provided, however, that the parties do not intend that this Article VI.A. requires a further written agreement either prior to the making of any request or filing permitted under Article II hereof or prior to the effectiveness of such request or filing after Commission approval, provided further, however, that nothing in this Agreement shall be deemed to prejudice any position the parties may take as to whether the request, filing or revision permitted under
Article II must be made under Section 7 or Section 4 of the Natural Gas Act.

         B. Any notice, request or demand provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and sent to the following addresses:

                  Pipeline:   CNG Transmission Corporation
                              445 West Main Street
                              Clarksburg, West Virginia 26301

                  Attention:  Vice President, Marketing and Customer Services

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                  Customer:  Nashville Gas Company,
                             a division of Piedmont Natural Gas Company, Inc. 1915 Rexford Road
                             Charlotte, North Carolina  28211

                  Attention: Director - Federal Regulatory and Supply Planning

or at such other address as either party shall designate by formal written notice.

         C. No presumption shall operate in favor of or against either party hereto as a result of any responsibility either party may have had for drafting this Agreement.

         D. The subject headings of the provisions of this Agreement are inserted for the purpose of convenient reference and are not intended to become a part of or to be considered in any interpretation of such provisions.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officials as of the day and year first above written.


                                        CNG TRANSMISSION CORPORATION
                                        (PIPELINE)



                                         By:   /s/ Joseph A. Curia
                                              ---------------------
                                         Its:     Vice President




                                         NASHVILLE GAS COMPANY
                                         A DIVISION OF PIEDMONT NATURAL GAS
                                         COMPANY, INC. (CUSTOMER)



                                         By: /s/ C. W. Fleenor
                                             --------------------
                                         Its:  Vice President
                                             --------------------
                                                           (Title)




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                                    EXHIBIT A
                           TO THE FT SERVICE AGREEMENT
                               DATED MAY 15, 1996
                    BETWEEN CNG TRANSMISSION CORPORATION, AND
                              NASHVILLE GAS COMPANY
                A DIVISION OF PIEDMONT NATURAL GAS COMPANY, INC.


A.       QUANTITIES

                  The maximum quantities of gas, after allowance for Pipeline's effective Fuel Retention Percentage, which Pipeline shall deliver and which Customer may tender shall be as follows:

1. A Maximum Daily Transportation Quantity (MDTQ) of 7,000 Dt, during the winter season months of November through March;

2. A Maximum Annual Transportation Quantity (MATQ) of 1,057,000 Dt, during the winter season months of November through March..


B.       POINTS OF RECEIPT

1. The Primary Receipt Point(s) for subsequent transportation to Customer for all storage withdrawal quantities shall be the points of withdrawal from Pipeline's storage pool(s).

2. These Point(s) of Receipt shall only be Primary, as defined in Pipeline's FERC Gas Tariff, to the extent that corresponding nominations for withdrawal from Pipeline's storage pool(s) is provided under the "Service Agreement Applicable To The Storage of Natural Gas Under Rate Schedule GSS (Part 284)" between Pipeline and Customer, dated May 15, 1996.

3. Pipeline may receive quantities for Customer at any Secondary Receipt Point pursuant to the provisions of Pipeline's FERC Gas Tariff.


C.       POINTS OF DELIVERY

         Each of the parties will use due care and diligence to assure that uniform pressures will be maintained at the Delivery Points as reasonably may be required to render service hereunder, but Pipeline shall not be required to deliver gas (or to cause gas to be delivered) at pressures higher than the maximum pressures specified herein.






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                                                                       EXHIBIT A
                                                       MAY 15, 1996 FT AGREEMENT
                                            BETWEEN CNG TRANSMISSION CORPORATION
                                                       AND NASHVILLE GAS COMPANY
                                                                     PAGE 2 OF 2

         The Point(s) of Delivery to Customer of all firm storage withdrawal quantities and transportation quantities hereunder shall be as follows:

         1. Up to 7,000 Dt per Day at the interconnection of the facilities of Pipeline and Texas Eastern Transmission Corporation ("Texas Eastern") or other pipeline(s) in Westmoreland County, Pennsylvania, known as the Oakford Interconnection;

         2. Up to 7,000 Dt per Day at the interconnection of the facilities of Pipeline and Texas Eastern in Warren County, Ohio, known as the Lebanon Interconnection;

         3. After February 15 each year, up to 7,000 Dt per Day at the interconnection of the facilities of Pipeline and Texas Eastern or Transcontinental Gas Pipe Line Corporation ("Transco") known as the Leidy Interconnection;

         4. Up to 7,000 Dt per Day at the interconnectiqn of the facilities of Pipeline and Tennessee Gas Pipeline Company ("Tennessee") in Kanawha County, West Virginia, known as the Cornwell Interconnection, or at the Ellisberg Interconnection; and other interconnects within Tennessee's Zones 3 and as CNG's operating conditions permit;

         5. Up to 7,000 Dt per day, at: the interconnection of the facilities of Pipeline and Columbia Gas Transmission Corporation ("Columbia"), at the Oscar Nelson Interconnect; or at the Rockport Interconnection; and at other interconnects with Columbia; all as CNG's operating conditions permit;

         6. After February 15 each year, up to 7,000 Dt per Day at the interconnection of the facilities of Pipeline and Transco known as the Nokesville Interconnection.